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                                                                  Exhibit 10.11

                                  [LOGO]

                              December 6, 1998

Mr. Anthony Capers
14199 Crocus Way
Rosemont, MN 55068

  Re:  Modification of Employment Agreement

Dear Tony:


     I am writing to confirm the modifications to your existing Employment Agreement with ACG, dated March 31, 1998. We have agreed to make the following changes:

     - DUTIES. Effective December 6, 1998, your title will be changed to Senior Vice President - Business Markets.

     - COMPENSATION. Your annual compensation will increase to $160,000 per year, payable in equal installments on ACG's customary pay dates.

     - BONUS. You will be eligible for a bonus of up to $50,000 on the same terms as set forth in your existing Employment Agreement.

     - OPTIONS. As you know, your options have already been modified in accordance with a prior agreement.

     Unless otherwise modified in writing, all other terms in your original Employment Agreement are intended to remain in effect. To accept these changes, please sign in the space provided below, and return the original of this letter to me. Thank you for your cooperation, and we appreciate the contributions you make to ACG.

                                     Sincerely,

                                     /s/ James F. Cragg
                                     -----------------------------------
                                     James F. Cragg
                                     President and Chief Operating Officer

ACCEPTED AND AGREED TO:

/s/ Anthony G. Capers
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    Anthony Capers

Dated:   12/6/98
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